Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended December 31, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$51,031,460
Unrealized Gain (Loss) on Market Value of Futures	(23,855,470)
Dividend Income	267
Interest Income	11,947
ETF Transaction Fees	2,800
Total Income (Loss)	$27,191,004

Expenses
General Partner Management Fees	$221,385
Professional Fees	30,712
Brokerage Commissions	42,661
Directors' Fees and insurance	2,538
SEC & FINRA Registration Expense	22,010
Total Expenses	319,306
Expense Waiver	(53,645)
Net Expenses	$265,661
Net Income (Loss)	$26,925,343

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 12/1/20	$339,893,051
Additions (150,000 Shares)	1,936,341
Withdrawals (1,500,000 Shares)	(18,921,990)
Net Income (Loss)	26,925,343

Net Asset Value End of Month	$349,832,745
Net Asset Value Per Share (27,100,000 Shares)	$12.91

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596